Exhibit 99.3

NAVIGANT INTERNATIONAL, INC.

PRO FORMA COMBINED FINANCIAL INFORMATION

FOR THE YEAR ENDED DECEMBER 28, 2003 AND THE THREE MONTHS ENDED MARCH 28, 2004

(Dollars in thousands, unless otherwise noted)

(Unaudited)

In June 2004, the Company acquired privately-held Northwestern Travel Service, LP (“Northwestern”). Northwestern is the 12th largest travel management company in the United States. Navigant paid $775 in cash, $19,520 in the form of a short-term promissory note and issued to the sellers Navigant common stock valued at approximately $10,575 (approximately 611,000 shares). The stock consideration was valued at closing prices of Navigant stock around the closing date of this acquisition. Subject to contingencies, if Northwestern achieves certain revenue objectives by the first anniversary of the closing, the sellers will be entitled to up to approximately $10,200 in additional cash consideration. The Company recorded a $8,200 liability related to the contingent cash consideration. Effective May 24, 2004, this acquisition was accounted for under the purchase method. The excess of purchase price over tangible net assets acquired has been allocated to intangible assets and goodwill, pending final purchase price allocation.

The unaudited pro forma combined financial information that follows gives effect to the impact of this acquisition. The pro forma combined financial information does not give effect to eight acquisitions that occurred throughout fiscal year 2003 or two other acquisitions that occurred in 2004, except on a going-forward basis from the date of each respective acquisition, as these acquisitions are considered insignificant.

The unaudited pro forma combined balance sheet as of March 28, 2004 gives effect to the acquisition of Northwestern by the Company as if this transaction had occurred as of March 28, 2004.

The unaudited pro forma combined statement of income for the three months ended March 28, 2004 gives effect to the acquisition of Northwestern as if such transaction had occurred on December 29, 2003.

The unaudited pro forma combined statement of income for the fiscal year ended December 28, 2003 gives effect to the acquisition of Northwestern as if such transaction had occurred on December 30, 2002.

The unaudited pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate as described in the notes. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company’s financial position or results of operations would have been had the transaction, which is the subject of the pro forma adjustments herein, occurred on the above dates, as assumed, and are not necessarily representative of the Company’s financial position or results of operations in any future period. The pro forma combined financial information should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Current Report on Form 8-K/A and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003 and its Quarterly Reports on Form 10-Q for the three and six months ended March 28, 2004 and June 27, 2004.

NAVIGANT INTERNATIONAL, INC.

PRO FORMA COMBINED BALANCE SHEET

MARCH 28, 2004

(Dollars In Thousands)

(Unaudited)

	Navigant	Northwestern		Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,033		$7,863		$(775	)(a)	$9,975
					7,773	(b)
					(9,919	)(c)
Investment in available-for-sale securities			7,773		(7,773	)(b)
Accounts receivable, net	83,520		7,961				91,481
Prepaid expenses and other current assets	7,097		242				7,339
Deferred income taxes	1,453						1,453
Income tax receivable	6,784						6,784

Total current assets	103,887		23,839		(10,694)		117,032

Property and equipment, net	20,033		734				20,767
Goodwill, net	338,981				34,925	(a)	373,906
Intangible assets, net	1,740				5,000	(a)	6,740
Other assets	7,951		194				8,145

Total assets	$472,592		$24,767		$29,231		$526,590

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term portion of long-term debt	$102	$		$			$102
Short-term portion of capital lease obligations	206						206
Accounts payable	13,099		857				13,956
Accrued compensation	10,756		1,906				12,662
Deferred income	6,406						6,406
Other accrued liabilities	33,923		10,978		1,000	(a)	45,901

Total current liabilities	64,492		13,741		1,000		79,233

Long-term debt	178,900				19,520	(a)	206,620
					8,200	(a)
Capital lease obligations	24						24
Deferred income taxes	1,206						1,206
Deferred income	16,567		825				17,392
Other long-term liabilities	2,416		136				2,552

Total liabilities	263,605		14,702		28,720		307,027

Commitments and contingencies

Stockholders’ equity:
Common stock	16				1	(a)	17
Additional paid-in capital	157,854		8,201		10,574	(a)	168,429
					(145	)(a)
					(8,055	)(c)
Treasury stock	(10,928)						(10,928)
Retained earnings	60,250		1,864		(1,864	)(c)	60,250
Accumulated other comprehensive income:
Foreign currency translation adjustment	3,117						3,117
Effect of interest rate swaps	(1,322)						(1,322)

Total accumulated other comprehensive income	1,795						1,795

Total stockholders’ equity	208,987		10,065		511		219,563

Total liabilities and stockholders’ equity	$472,592		$24,767		$29,231		$526,590

See accompanying notes to pro forma combined financial information.

NAVIGANT INTERNATIONAL, INC.

PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 28, 2004

(In Thousands, Except Share Data)

(Unaudited)

	Navigant	Northwestern	Pro Forma Adjustments			Pro Forma Combined
Revenues	$107,379	$9,890	$			$117,269

Operating expenses	62,539	6,432				68,971
General and administrative expenses	31,047	1,551				32,598
Depreciation and amortization expense	2,150	125		125	(d)	2,400

Operating income	11,643	1,782		(125)		13,300

Other (income) expenses:
Interest expense	2,804			304	(e)	3,108
Interest income	(1)	(82)		82	(e)	(1)
Other, net	16					16

Income before provision for income taxes	8,824	1,864		(511)		10,177
Provision for income taxes	3,288			504	(f)	3,792

Net income	$5,536	$1,864		$(1,015)		$6,385

Weighted average number of common shares outstanding: (g)
Basic	14,624			611		15,235
Diluted	15,086			611		15,697

Net income per share:
Basic	$0.38					$0.42
Diluted	$0.37					$0.41

See accompanying notes to pro forma combined financial information.

NAVIGANT INTERNATIONAL, INC.

PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 28, 2003

(In Thousands, Except Share Data)

(Unaudited)

	Navigant	Northwestern	Pro Forma Adjustments			Pro Forma Combined
Revenues	$352,283	$36,930	$			$389,213

Operating expenses	189,900	23,024				212,924
General and administrative expenses	112,681	7,264				119,945
Depreciation and amortization expense	10,307	519		500	(d)	11,326

Operating income	39,395	6,123		(500)		45,018

Other (income) expenses:
Interest expense	28,372			1,218	(e)	29,590
Interest income	(50)	(255)		255	(e)	(50)
Other, net	35					35

Income before provision for income taxes	11,038	6,378		(1,973)		15,443
Provision for income taxes	4,189			1,672	(f)	5,861

Net income	$6,849	$6,378		$(3,645)		$9,582

Weighted average number of common shares outstanding: (g)
Basic	14,198			611		14,809
Diluted	14,553			611		15,164

Net income per share:
Basic	$0.48					$0.65
Diluted	$0.47					$0.63

See accompanying notes to pro forma combined financial information.

NAVIGANT INTERNATIONAL, INC.

NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

FOR THE THREE MONTHS ENDED MARCH 28, 2004 AND THE YEAR ENDED DECEMBER 28, 2003

(Dollars in thousands, unless otherwise noted)

(Unaudited)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a)	Adjustment to reflect purchase price adjustments associated with the acquisition of Northwestern for $775 for cash, $19,520 for a short-term promissory note, $8,200 for notes payable subject to Northwestern achieving certain revenue objectives by the first anniversary of the closing, 611,475 shares of common stock valued for accounting purposes at $10,574 and $145 for removal of Northwestern’s equity balance. The portion of the consideration assigned to goodwill in the transaction accounted for under the purchase method represents the excess of the cost over the fair market value of the net assets acquired and the estimated acquisition related cost (estimated at $1,000), less $5,000 allocated as intangible assets resulting from customer relationships acquired. The allocation to intangible assets was based on management’s preliminary estimates and assumptions and available information as of the date of this filing. Intangible assets acquired are subject to adjustment pending final purchase price allocation.

(b)	Adjustment to liquidate investments as funds to be used for dividend distributions and debt paydown.

(c)	Adjustment to reflect dividend distributions to partners in accordance with the purchase agreement.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(d)	Adjustments to reflect the amortization of intangible assets acquired in connection with the purchase of Northwestern.

(e)	Adjustment to reflect the increase in interest expense due to the additional debt incurred by the Company in connection with the acquisition. Interest expense is being calculated on an average pro forma debt outstanding during the applicable periods at a weighted average interest rate of approximately 6.0%. The adjustment also reflects the reduction in interest income to zero as the Company generally expects to use available cash to repay debt. Pro forma interest expense will fluctuate $35 on an annual basis for each 0.125% change in interest rates.

(f)	Adjustment to calculate the provision for income taxes on the pro forma combined results. The difference between the effective tax rates and the statutory tax rate of 35% relates primarily to state and local income taxes.

(g)	The weighted average shares outstanding used to calculate pro forma combined earnings per share is calculated based upon the weighted average shares of the Company, as adjusted to reflect the shares issued in connection with the Northwestern acquisition, as if the acquisition had occurred as of the beginning of the period.

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